EXHIBIT 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.


                   6% CONVERTIBLE PREFERRED STOCK SERIES 98-C
                             SUBSCRIPTION AGREEMENT

                               SGI INTERNATIONAL


          THIS AGREEMENT is executed in reliance upon the transaction exemption afforded by Regulation D as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act").

          This Agreement has been executed by the undersigned in connection with the private placement of the 6% Convertible Preferred Stock Series 98-C (hereinafter referred to as the "Preferred Stock") of SGI INTERNATIONAL (OTC Bulletin Board symbol "SGII"), located at 1200 Prospect Street, Suite 325, La Jolla, CA 92037, a corporation organized under the laws of Utah, USA (hereinafter referred to as the "Company"). The terms on which the Preferred Stock may be converted into Common Stock and the other terms of the Preferred Stock are set forth in the Certificate of Secretary of the 6% Convertible Preferred Stock Series 98-C (the "Certificate of Secretary" annexed hereto as Exhibit A). In addition, the Company will sell to the Subscribers warrants (individually the "Warrant" and collectively the "Warrants") to purchase an aggregate of 50,000 shares of Common Stock of the Company for a period of five years from the Closing Date (as defined herein), as per the terms of a separate Stock Purchase Warrant (Exhibit B annexed hereto) per Million ($1,000,000) Dollars funded to the Company pursuant to the terms of this Agreement. This Subscription and, if accepted by the Company, the offer and sale of the Preferred Stock, Warrants and the Common Stock underlying the Warrant and Preferred Stock (collectively the "Securities"), are being made in reliance upon the provisions of Regulation D under the Act. The term "Agreement" when used throughout this document shall be deemed to include this agreement and all agreements and documents annexed hereto.

          The Closing Date shall be determined in accordance with Sections 1.1 and 14 herein.

          The "Subscribers" (collectively GCA Strategic Investment Fund Limited, Manchester Asset Management, Ltd., Gilston Corporation, Ltd., and Avalon Capital, Ltd., with Manchester Asset Management, Ltd., Gilston Corporation, Ltd., and Avalon Capital, Ltd. included in the definition of Subscribers, but also collectively referred to as the "Note Subscribers"), hereby represent and warrant to, and agree with the Company as follows:

          Section 1. Agreement to Subscribe; Purchase Price.

          1.1 Closing. The Company will sell, and the Subscribers will buy, on the Closing Date, up to an aggregate of 2,000 shares of Preferred Stock for an aggregate purchase price of up to Two Million ($2,000,000) U.S. Dollars (the "Purchase Price") based on U.S.$1,000 per share, and Warrants to purchase 50,000 shares of Common Stock of the Company per One Million ($1,000,000) Dollars funded to the Company hereunder, and Warrants to purchase a pro rata number of shares of Common Stock based upon the dollar amount funded to the Company in excess of One Million ($1,000,000) Dollars. Dividends on the Preferred Stock will accrue and be paid at the rate of six (6%) percent as per the terms of the Certificate of Secretary. The Preferred Stock shall be issued in increments of not greater than 50 shares per Preferred Stock certificate if so requested by any Subscriber. Each Subscriber may close their portion of this transaction on one or more occasions, however, the "Closing Date" as defined below, shall be as of the payment to the Company of Five Hundred Thousand ($500,000) Dollars and cancellation of the Notes.

          1.2 Form of Payment. Subscribers (except for the Note
Subscribers) shall pay their portion of the Purchase Price by delivering good funds in United States Dollars by wire transfer to Goldstein, Goldstein & Reis, LLP, hereinafter referred to as the "Escrow Agent", against delivery of the original shares of Preferred Stock and Warrants by the Company. The Note Subscribers shall pay their portion of the Purchase Price by returning the promissory note dated September 9, 1998 in the principal amount of $250,000, and the promissory note dated October 9, 1998 in the principal amount of $100,000 (both of the aforementioned promissory notes are hereinafter referred to as the "Notes"), to the Company marked "Paid" for cancellation, in exchange for that number of shares of Preferred Stock equal to the aggregate principal amount of the Notes being exchanged hereby. The parties have entered into an Escrow Agreement annexed hereto as Exhibit C and the delivery of the Securities and the Purchase Price therefor shall be governed by the terms of such Escrow Agreement.

          1.3 Wire Instructions. Wire instructions for Goldstein, Goldstein & Reis, LLP are as follows:

               Chase Manhattan Bank, N.A.
               ABA No. 021000021
               For the Account of:
               United States Trust Company of New York
               Account No. 920-1-073195
               In favor of:
               Goldstein, Goldstein & Reis, LLP Attorney Escrow Account Account No. 59-01383

          Section 2. Representations and Warranties of the Subscribers. Subscribers acknowledge, represent, warrant and agree as follows:

          2.1 Organization and Authorization. Each of the Subscribers is duly incorporated or organized and validly existing in the state or country of its incorporation or organization and has all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by each of the Subscribers, the performance by each of the Subscribers of its obligations hereunder and the consummation by each of the Subscribers of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of each of the Subscribers. Each of the undersigned's signatory has all right, power and authority to execute and deliver this Agreement on behalf of each of the Subscribers. This Agreement has been duly executed and delivered by each of the Subscribers and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of each of the Subscribers, enforceable against each of the Subscribers in accordance with its terms and each of the Subscribers can afford the complete loss of its investment.

          2.2 Evaluation of Risks. Each of the Subscribers has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. They recognize that their investment in the Company involves a high degree of risk.

          2.3 Independent Counsel. Each of the Subscribers acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

          2.4 Disclosure Documentation. Each of the Subscribers has received and reviewed copies of the Company's reports filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Act, including its 10-K's, 10-Q's, 8-K's, registration statements, and other publicly available documents filed by the Company since December 31, 1997, (collectively, the "Reports"). Except for the Reports, the Subscribers are not relying on any other information relating to the offer and sale of the Securities. Each of the Subscribers acknowledges that the Company has offered to make available any additional public information that such Subscriber may reasonably request, including technical information, and other material information about the Company, and each of the Subscribers has been offered Company's full and unconditional cooperation in making such information available to each of the Subscribers, and each of the Subscribers acknowledges that the Company has recommended that each of the Subscribers request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to the undersigned or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the Reports.

          2.5 Opportunity to Ask Questions. Each of the Subscribers has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of each of the Subscribers.

          2.6 Reports Constitute Sole Representations. Except as set forth in the Reports, no representations or warranties have been made to any of the Subscribers by (a) the Company or any agent, employee or affiliate of the Company, or (b) any other person, and in entering into this transaction the Subscribers are not relying upon any information, other than that contained in the Reports and the results of independent investigation by each of the Subscribers.

          2.7 Each of the Subscribers are Accredited Investors. Each of the undersigned is an Accredited Investor as defined below who represents and warrants it is included within one or more of the following categories of Accredited Investors.

          (i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan associated or other institution as defined in Section 3(a)(5)A of the Act whether acting in it individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

          (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

          (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

          (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Act;

          (viii) Any entity in which all of the equity owners are accredited investors; and

          (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Act.

          2.8 No Registration, Review or Approval. Each of the
Subscribers acknowledges and understands that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. Each of the Subscribers acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to
(i) a private placement exemption to the registration provisions of the Act pursuant to Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Each of the Subscribers understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of each of the Subscribers to acquire the Securities. Each of the Subscribers will advise the Company of the state of its residence, upon request of the Company, to enable the Company to comply with applicable "blue sky" laws.

          2.9 Investment Intent. Without limiting their ability to resell the Securities pursuant to an effective registration statement, each of the Subscribers is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. Each of the Subscribers understands and agrees that it may bear the economic risk of its investment in the Securities for an indefinite period of time. None of the Subscribers now have any short position or hedge position in the Company's Common Stock, nor will any of the Subscribers make any promissory notes and/or pledges to that effect on the Company's Common Stock.

          2.10 No Advertisements. The Subscribers are not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

          2.11 Registration Rights. The parties have entered into a Registration Rights Agreement (Exhibit D).

          2.12 Payment of Liquidated Damages Pursuant to Section (g) of the Certificate of Secretary. The Company's obligation to pay the liquidated damages as provided in Section (g) of the Certificate of Secretary is subject to the Company's receipt of the original Preferred Stock certificate which is the subject of such payment of liquidated damages.

          2.13 Ownership of Notes. The Note Subscribers represent that they have not pledged, hypothecated or otherwise granted a security interest or lien with respect to any portion of the Notes.

          Section 3. Representations and Warranties of the Company. For so long as any Securities held by any of the Subscribers remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

          3.1 Organization/Qualification. The Company and each of its subsidiaries is a corporation (or other legal entity) duly organized and validly existing under the laws of the State of Utah and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company and each of its material subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not (i) have a material adverse effect on the condition (financial or otherwise), operations, results of operations, or on earnings, business affairs, properties or assets of the Company, or (ii) materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          3.2 SEC Filings/Full Disclosure. To the best of its knowledge, the Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall use its best efforts to maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the OTC Bulletin Board. The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Securities (or for such shorter period that the Company has been required to file such material). There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to the Subscribers which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          3.3 Accuracy of Reports and Information. For a period of at least twelve (12) months immediately preceding this offer and sale, to the best of the Company's knowledge (i) none of the Company's filings with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and
(ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the SEC.

          3.4 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement, and all agreements related hereto, and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations hereunder has been taken, and no further consent or authorization of the Company, its board of directors or its shareholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

          3.5 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, stockholders agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which would (i) have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          3.6 No Undisclosed Liabilities or Events. The Company has no material liabilities or obligations other than those disclosed in the Reports, this Agreement or those incurred in the ordinary course of the Company's business since June 30, 1998, and which individually or in the aggregate, do not or would not (i) reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been publicly announced or disclosed.

          3.7 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement, including the conversion or exercise provision of the Preferred Stock and Warrants, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Articles of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock.

          3.8 Absence of Events of Default. Except as set forth in the Reports and this Agreement, no Event of Default, as defined in the respective agreements to which the Company is a party or as defined below, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, condition (financial or otherwise) or results of operations.

          3.9 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except as may be required by applicable securities laws.

          3.10 Intellectual Property Rights. Except as disclosed in the
Reports, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the Reports. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          3.11 Material Contracts. Except as set forth in the Reports, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, and the Company is not in material breach or material default under any of such agreements.

          3.12 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any (i) material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) material and adverse affect the ability of the Company to perform its obligations pursuant to this Agreement.. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          3.13 Title to Assets. Except as set forth in Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

          3.14 Subsidiaries. Except as disclosed in the Reports, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

          3.15 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

          3.16 Listing. The Company will use its best efforts to maintain the listing of its Common Stock on the OTC Bulletin Board or other organized United States market or quotation system. The Company has not received any notice, oral or written, regarding continued listing and, as long as the Preferred Stock and Warrants are outstanding, the Company will take no action which would impact their continued listing or eligibility of the Company for such listing.

          3.17 Other Outstanding Securities/Financing Restrictions.
Except as disclosed in the Reports, the Company has no outstanding restricted shares, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

          3.18 Registration Alternative. The Company covenants and agrees that for so long as any of the shares remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Act, the Company shall permit resales of the underlying Common Stock pursuant to Rule 144 under the Act. The Company and the Subscribers shall provide the Transfer Agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, opinions of counsel to the Transfer Agent, and the Company shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act.

          3.19 Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, no par value per share, 20,000,000 shares of non-voting Preferred Stock, $0.01 par value. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          3.20 Dilution. The Company is aware and acknowledges that conversion of the Preferred Stock, and/or exercise of the Warrant, would cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

          3.21 Use of Proceeds. The proceeds from the issuance and sale of the Securities by the Company shall be used to finance the Company's current operations and for other working capital purposes. None of the proceeds from the issuance and sale of the Securities by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

          3.22 Reserved Shares and Listings.

          (a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion and exercise of the outstanding Securities and issuance of the shares of Common Stock underlying the Preferred Stock (the "Conversion Shares") and Warrants (the "Warrant Shares") (based on the conversion price of the Preferred Stock in effect from time to time) and the exercise in full of the Warrants and the issuance of the Warrant Shares (based on the exercise price of the Warrants) (collectively, the "Reserved Amount"). The Company shall not reduce the Reserved Amount without the prior written consent of each Subscriber. With respect to all Securities which contain an indeterminate number or shares of Common Stock issuable in connection therewith (such as the Preferred Stock), the Company shall include in the Reserved Amount, no less than two (2) times the number of shares that is then actually issuable upon conversion or exercise of such Securities. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued or issuable upon conversion of the Preferred Stock and exercise of the Warrants, the Company will promptly take all corporate action reasonably necessary to authorize and reserve a sufficient number of shares, including, without limitation, either (x) calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares, or (y) in lieu of (x) above, consummating the immediate redemption of the Preferred Stock (pursuant to the provisions of the Certificate of Secretary) as permitted under the laws of the State of Utah.

          (b) The Company shall promptly file all listing applications and secure the listing of the Conversion Shares and Warrant Shares upon any national securities exchange or automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion or exercise of the Preferred Stock and Warrants. The Company will use its best efforts to maintain the listing and trading of its Common Stock on the OTC Bulletin Board, and in the event the Common Stock, at some later date becomes listed on the NASDAQ National Market, the NASDAQ Small Cap Market, the New York Stock Exchange, Inc., or the American Stock Exchange Inc. The Company shall use its best efforts to maintain the listing of the Common Stock thereon, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to each Subscriber copies of any notices it receives regarding the continued eligibility of the Common Stock for listing. In the event the Common Stock is delisted from the OTC Bulletin Board the Company will immediately apply to have the Common Stock listed on the "Pink Sheets". In the event the Common Stock is, at a later date, during the time that the Securities are owned by the Subscribers, traded on another exchange or market beside the OTC Bulletin Board or Pink Sheets, and is later delisted from such exchange or market, the Company agrees to immediately apply for listing of the Common Stock on the OTC Bulletin Board.

          3.23 Irrevocable Instructions. Upon receipt of a Notice of
Conversion (in the form annexed hereto as Exhibit E) or Notice of Exercise (in the form annexed as Exhibit A to the Warrant), as applicable, the Company shall in accordance with the Certificate of Secretary and Warrant, immediately issue irrevocable instructions to its transfer agent to issue Common Stock certificates, registered in the name of each Subscriber or its nominee, for the Conversion Shares or Warrant Shares, as applicable, in such amounts as specified from time to time by each Subscriber to the Company upon proper conversion of the Preferred Stock and/or exercise of the Warrants. Upon conversion of any share of Preferred Stock in accordance with their terms and/or exercise of any Warrants in accordance with their terms, the Company will, and will cause its transfer agent to issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Subscriber in a Notice of Conversion and/or Notice of Exercise, as the case may be. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective with the SEC and in the applicable states, the shares of Common Stock issuable upon conversion of any Preferred Stock or exercise of any Warrants shall be issued to any transferee of such shares from a Subscriber without any restrictive legend. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section shall affect in any way a Subscriber's obligation to comply with all securities laws applicable to such Subscriber upon resale of such shares of Common Stock, including any prospectus delivery requirements.

          3.24 Merger or Consolidation. During the time that the Securities are outstanding, the Company will not, in a single transaction or a series of related transactions, (i) consolidate with, or merge with, or into any other person or entity, or (ii) permit any other person or entity to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation, and (x) immediately before and immediately after giving effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no default or Event of Default (as defined below) shall have occurred and be continuing; (y) the surviving entity expressly assumes the obligations contained in this Agreement, and (z) the Company has delivered to the Subscribers an Officer's certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been justified.

          Section 4. Further Representations and Warranties of the Company. For so long as any Securities held by the Subscribers remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

          (i) It will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion and exercise in full of the outstanding
Securities.

          (ii) It will use its best efforts to maintain the listing of its Common Stock on the OTC Bulletin Board.

          (iii) It will permit each Subscriber to exercise its right to convert the Preferred Stock and/or exercise the Warrants, and be subject to the liquidated damage provisions set forth in the Certificate of Secretary and Warrant.

          Section 5. Opinion of Counsel at Closing. Subscribers shall, upon the Closing, receive an opinion letter from counsel to the Company in the form annexed hereto as Exhibit F.

          Section 6. Opinion of Counsel Upon Conversion and/or Exercise.
The Company shall have their counsel provide, at the Company's expense, an opinion of counsel acceptable to the transfer agent (if required) in order to perfect conversion of the Preferred Stock and/or exercise of Warrants, upon receipt of Notice of Conversion and/or Notice of Exercise, and receipt by Counsel of such representations, warranties, and documents as are determined to be necessary to comply with applicable securities laws, duly executed by the Subscribers which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove any restrictive legend that is contained on the underlying Common Stock certificate.

          Section 7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to use its best efforts to:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the 1934 Act;

          (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

          (iii) to furnish to each Subscriber forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Subscriber may reasonably request in availing itself of any rule or regulation of the SEC allowing such Subscriber to sell any such Securities without registration.

          Section 8. Representations and Warranties of the Company and Subscriber. Each of the Subscribers on the one hand, and the Company on the other, represent to the other the following with respect to itself:

          8.1 Subscription Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and each Subscriber and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

          8.2 No-Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation, and any amendments thereto, Bylaws and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

          8.3 Approvals. Neither the Company nor any Subscriber is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities.

          8.4 Indemnification. Each of the Company on the one hand, and each of the Subscribers on the other, agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

          8.5 Transfer Restrictions/Conversion Holding Period. Refer to Certificate of Secretary (Exhibit A).

          8.6 Conversions. Notwithstanding anything to the contrary set forth herein, upon conversion of a portion of the Preferred Stock in accordance with the terms contained in the Certificate of Secretary, the holder shall not be required to physically surrender the original Preferred Stock certificate to the Company. Rather, only upon full conversion of each Preferred Stock certificate issued at the Closing shall the holder thereof be required to physically surrender the original Preferred Stock certificate to the Company.

          8.7 Laws and Regulations. Each party hereto shall comply with all laws and regulations applicable to them and this transaction.

          Section 9. Restrictions on Conversion and Exercise. Each
Subscriber agrees that it shall not convert any portion of the Preferred Stock, and/or exercise any portion of the Warrants, which would result in such Subscriber being deemed the owner, at any specific point in time, more than 4.99% of the then outstanding shares of Common Stock. The preceding sentence shall not interfere with such Subscriber's right over time, to convert the full face value of the Preferred Stock, and/or exercise any portion of the Warrants into more than 4.99% of the then outstanding shares of Common Stock in the aggregate. In no event shall the aforementioned 4.99% restriction apply in the event an Event of Default (as described in Section 18 below) has occurred and remains uncured for ten business days.

          Section 10. [Intentionally left blank]

          Section 11. Registration or Exemption Requirements. Each
Subscriber acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws or unless an exemption from such registration is available. Each Subscriber understands that the Preferred Stock and Warrant certificates will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

          Section 12. Legend. The certificates representing the Preferred Stock and Warrants shall be subject to a legend restricting transfer under the Act, such legend to be substantially as follows:

"THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

          The certificates representing the Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

          Section 13. Stock Delivery Instructions. The original Preferred Stock and Warrants shall be delivered to the Subscribers on a delivery versus payment basis as set forth in the Escrow Agreement.

          Section 14. Closing Date. The date the Escrow Agent receives the original Preferred Stock and Warrants being purchased by the Subscribers and the appropriate Purchase Price therefor, and each of the conditions set forth in Sections 15 and 16 herein and the terms and conditions of the Escrow Agreement (Exhibit C) herein are satisfied or waived shall constitute the Closing (the "Closing Date"), and all acts, deliveries and confirmations comprising the Closing Date regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing Date, and such acts, deliveries, or confirmations shall not be effective unless and until the last of same shall have occurred, and as shall be mutually agreed upon as to time and place.

          Section 15. Conditions to the Company's Obligation to Sell.
Each Subscriber understands that the Company's obligation to sell the Preferred Stock and Warrants are conditioned upon:

          (i) The receipt and acceptance by the Company of this Subscription Agreement and all duly executed Exhibits thereto by an authorized officer of the Company;

          (ii) Delivery into escrow by wire to the Escrow Agent by the Subscribers of good cleared funds (in an amount of not less than Five Hundred Thousand ($500,000) Dollars), and the original Notes marked canceled, as payment for the corresponding aggregate principal amount of Preferred Stock and Warrants;

          (iii) All representations and warranties of the Subscribers contained herein shall be true and correct as of the date when made and remain true and correct as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Subscribers shall have performed, satisfied and complied with all covenants, agreements and conditions required by such agreements to be performed, satisfied or complied with by them at or prior to the Closing Date;

          (iv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock, Warrants, and the proposed issuance of the Common Stock underlying the Preferred Stock, and Warrants shall be legally permitted by all laws and regulations to which the Subscribers and the Company are subject;

          (v) The Subscribers shall have received all governmental, Board of Directors members, managers, partners, shareholders and third-party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities, and the entering into of this Agreement and the agreements referenced herein;

          (vi) No law or regulation shall have been imposed or enacted that, in the reasonable judgment of the Company could materially and adversely affect the transactions set forth herein or in the other agreements annexed hereto, and no law or regulation shall have been proposed that in the reasonable judgment of the Company could reasonably have any such effect;

          (vii) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other agreement annexed hereto, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a any material adverse effect on the enforceability of this agreement or any other agreement annexed hereto, or the Securities or the rights of the holders of the Securities or the Subscribers hereunder; and

          (viii) The Certificate of Secretary for the Preferred
Stock shall have been filed with the Utah Secretary of State.

          Section 16. Conditions to Subscriber's Obligation to Purchase.
The Company understands that Subscriber's obligation to purchase the Preferred Stock, and Warrants is conditioned upon the satisfaction, on or before the Closing Date, of each of the following:

          (i) The Company shall have executed this Agreement and all agreements annexed hereto and delivered same to the Subscribers;

          (ii) Acceptance by Subscribers of a satisfactory Subscription Agreement and all duly executed Exhibits hereto for the sale of the Securities;

          (iii) Delivery of the original Preferred Stock and Warrants as described herein;

          (iv) All representations and warranties of the Company contained herein shall remain true and correct as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. The Subscribers shall have received an Officer's Certificate (in the form annexed hereto as Exhibit G) executed by the chief executive officer of the Company dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Subscribers, including, but not limited to, certificates with respect to the corporate documents (the "Corporate Documents", including, but not limited to, the charter, bylaws, and Certificate of Incorporation), resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and directors of the Company;

          (v) The Company shall have received all governmental, Board of Directors members, shareholders and third-party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities, and the entering into of this Agreement and the agreements referenced herein, except for SEC approval and review of the registration of the Securities;

          (vi) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

          (vii) No law or regulation shall have been imposed or enacted that, in the reasonable judgment of the Subscribers could materially and adversely affect the transactions set forth herein or in the other agreements annexed hereto, and no law or regulation shall have been proposed that in the reasonable judgment of Subscribers could reasonably have any such effect;

          (viii) All fees and expenses due and payable by the Company relating to the Securities on or prior to the Closing Date shall have been paid;

          (ix) The Company's Corporate Documents and any of the Company's subsidiaries Corporate Documents, if any, shall be in full force and effect and no material term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Subscribers;

          (x) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any subsidiary that has not been disclosed in the Reports;

          (xi) There shall exist no action, suit,
investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other agreement annexed hereto, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a material adverse effect or any material adverse effect on the enforceability of this agreement or any other agreement annexed hereto, or the Securities or the rights of the holders of the Securities or the Subscribers hereunder;

          (xii) Since October 7, 1998 there shall not have occurred any material disruption or material adverse change in the United States financial or capital markets generally, or in the market for the Common Stock (including but not limited to any suspension or delisting), which the Subscribers reasonably deem materially adverse in connection with the purchase of the Securities;

          (xiii) The Subscribers shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as they shall reasonably request;

          (xiv) Receipt of opinion of counsel dated as of the Closing Date, in the form annexed hereto as Exhibit F, and proof that the Certificate of Secretary has been filed with the Utah Secretary of State; and

          (xv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock, and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock, and Warrants shall be legally permitted by all laws and regulations to which the Company and Subscribers are subject.

          Section 17. Affirmative Covenants. The Company hereby agrees that, from and after the date hereof for so long as any of the Securities remain outstanding and for the benefit of the Subscribers, the Company will deliver the following to each holder of the Securities:

          (i) promptly upon the filing thereof, copies of (a) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (b) all reports on Forms 10-K, 10-Q and 8-K (or their equivalent) which the Company or any subsidiary has filed with the SEC;

          (ii) simultaneously with the delivery of each item referred to in clause (i) above, a certificate from an officer of the Company stating that no default of this Agreement or Event of Default (as defined below) has occurred and is continuing, or, if as of the date of such delivery a default shall have occurred and be continuing, a certificate from the Company setting forth the details of such default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

          (iii) within two (2) business days after any officer of the Company obtains knowledge of a default or Event of Default (as defined below), or that any person has given any notice or taken any action with respect to a claimed default hereunder, a certificate of an officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (iv) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders; and

          (v) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought or which the Company is required to disclose in its SEC Reports.

          Section 18. Events of Default. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

          (i) failure on the part of the Company to observe or perform any material covenant contained in this Agreement or any Exhibit annexed hereto for 30 calendar days from the date of such occurrence;

          (ii) the trading in the Common Stock shall have been suspended by the SEC or by the OTC Bulletin Board (or if the Common Stock is then listed and approved for trading on either the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market's Small Cap Stock Market, or the NASDAQ Stock Market's National Market and then have been so suspended, and has not within ten trading days after such suspension been listed on the OTC Bulletin Board) except for any suspension or trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension, the Common Stock is then listed and approved for trading on either the OTC Bulletin Board, the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market's Small Cap Stock Market, or the NASDAQ Stock Market's National Market within ten (10) trading days thereof;

          (iii) failure of the Company to file listing applications within twenty (20) business days of the Company being required to do so by the market or exchange in which the Common Stock is then so listed, which failure is not cured within five (5) business days of such failure;

          (iv) the Company shall have its Common Stock delisted from the OTC Bulletin Board for at least ten (10) consecutive trading days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market's Small Cap Stock Market or the NASDAQ Stock Market's National Market within such ten (10) trading days;

          (v) the Registration Statement shall not have been declared effective by the SEC within 180 calendar days after the Closing Date,, or such effectiveness shall not be maintained until (i) the date that all of the shares of Common Stock underlying the Series 98-C Preferred Stock have been sold pursuant to the Registration Statement, (ii) the date that the shares of Common Stock underlying the Series 98-C Preferred Stock may be sold under the provisions of Rule 144, without volume limitation, or (iii) two (2) years after the effective date of the Registration Statement;

          (vi) the Company or any material subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect of seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its material debts as they become due, or has taken any corporate action or has taken any corporate action to authorize any of the foregoing;

          (vii) an involuntary case or other proceeding has been commenced against the Company or any material subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 calendar days, or an order for relief has been entered against the Company or any subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (viii) default in any material provision (including payment) of any agreement governing the terms of any debt of the Company or any subsidiary in excess of $1,000,000, which has not been cured, extended, or otherwise agreed to, within any applicable period of grace associated therewith;

          (ix) judgments or orders for the payment of money which in the aggregate at any one time exceed $1,000,000 and are not covered by insurance have been rendered against the Company or any subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 calendar days; or

          (x) any material representation, warranty, certification or statement made by the Company in any agreement entered into between the Company and any of the Subscribers, or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any such agreement shall prove to have been untrue in any material respect when made.

          Then, and in every such occurrence, any Subscriber may, by written notice to the Company, declare the Company in default of this Agreement, and the redemption provision in the Certificate of Secretary shall become immediately due and payable with respect to such Subscriber; provided that in the case of any of the Events of Default specified in paragraph (viii) or (ix) above with respect the Company or any subsidiary, then, without any notice to the Company or any other act by any Subscriber may proceed to protect and enforce the rights of such Subscriber by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Certificate of Secretary, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and provided further, in the case of any Event of Default, the amount declared due and payable on the Preferred Stock shall be the Redemption Price (as defined in the Certificate of Secretary) thereof.

          Section 19. Miscellaneous.

          19.1 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          19.2 Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

          19.3 Facsimile/Counterparts/Entire Agreement. Except as otherwise stated herein, in lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement and the Exhibits annexed hereto constitute the entire agreement between the Subscribers and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.

          19.4 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          19.5 Reliance by Company. The Subscribers represent to the
Company that the representations and warranties of the Subscribers contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities.

          19.6 Confidentiality. Each of the Company and the Subscriber agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement (including any Exhibit annexed hereto) or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law.

          19.7 Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby except that the Company shall (i) pay one (1%) percent of the Purchase Price minus $2,500, out of escrow, to Goldstein, Goldstein & Reis, LLP for legal, administrative and escrow fees; and
(ii) issue to Settondown Capital International, Ltd., as placement agent, for services rendered in connection with this transaction, that number of shares of Preferred Stock equal to ten percent of the total number of shares of Preferred Stock sold to the Subscribers pursuant to this Agreement, and Warrants to purchase fifty thousand (50,000) shares of Common Stock per $1,000,000 principal amount of Securities sold to the Subscribers pursuant to this Agreement.

          19.8 Authorization. Each of the parties hereto represents that the individual executing this Agreement on its behalf has been duly and appropriately authorized to execute the Agreement.

          IN WITNESS WHEREOF, this Subscription Agreement was duly executed on the date first written below.

Agreed to and Accepted on
this 3rd day of November 1998

SGI INTERNATIONAL

   /s/ JOSEPH A. SAVOCA
By____________________________
   Name: Joseph A. Savoca
   Title: Chairman/CEO

                                    MANCHESTER ASSET MANAGEMENT

                                       /s/ DAWN E. DAVIES
                                    By__________________________________
                                       Name: Dawn E. Davies
                                       Title: Director
                                    Executed this 3rd day of November 1998

                                    GILSTON CORPORATION, LTD.

                                       /s/ DAWN E. DAVIES
                                    By__________________________________
                                       Name: Dawn E. Davies
                                       Title: Director
                                    Executed this 3rd day of November 1998

                                    AVALON CAPITAL, LTD.

                                      /s/ GLORA LAVIE
                                    By___________________________
                                       Name: Glora Lavie
                                       Title: Attorney-In-Fact
                                    Executed this 3rd day of November 1998

                                    GCA STRATEGIC INVESTMENT FUND LIMITED

                                      /s/ MICHAEL S. BROWN
                                    By___________________________
                                       Name: Michael S. Brown
                                       Title: Director
                                    Executed this 3rd day of November 1998

                                   SCHEDULE A

1. Manchester Asset Management, Ltd.
   Investment Amount: $150,000

2. Gilston Corporation, Ltd.
   Investment Amount: $100,000

3. Avalon Capital, Ltd.
   Investment Amount: $100,000

4. GCA Strategic Investment Fund Limited c/o Prime Management Limited Mechanics Building 12 Church Street Hamilton HM 11, Bermuda
   Investment Amount: $500,000